UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road
Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement
     On November 27, 2007, Hanesbrands Inc. (“Hanesbrands”) entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) with HBI Receivables LLC (“HBI Receivables”), a bankruptcy-remote, special purpose limited liability company that is a wholly-owned subsidiary of Hanesbrands, HSBC Bank USA, National Association and JPMorgan Chase Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Falcon Asset Securitization Company LLC as conduit purchasers, HSBC Securities (USA) Inc. and JPMorgan Chase Bank, N.A., as managing agents, and JPMorgan Chase Bank, N.A., as agent for the purchasers.
     The Receivables Purchase Agreement establishes a receivables facility (the “Receivables Facility”) that provides for up to $250 million in funding based on the availability of eligible receivables and other customary factors, and terminates upon the earlier of November 27, 2010 or upon the occurrence of an amortization date. The Receivables Facility contains customary amortization events that could cause an amortization date, including, among other things, the failure to make timely payments or deposits under the Receivables Facility, the breach of covenants, the failure to make timely payments or deposits under other indebtedness, certain changes of control, and the failure to meet certain leverage ratios.
     Under the Receivables Facility, from time to time Hanesbrands will transfer eligible accounts receivable to HBI Receivables, which will sell undivided interests in the receivables to the conduit purchasers or the committed purchasers for their benefit in exchange for cash. These undivided interests will be reduced over time to the extent Hanesbrands contributes payments collected from servicing such receivables to HBI Receivables and HBI Receivables distributes these payments to holders of undivided interests as reductions in capital. The purchasers under the facility are entitled to receive interest payments for each day that their undivided interests in HBI Receivables are outstanding. In addition, HBI Receivables will pay upfront fees to the managing agent for its services and ongoing usage fees to the committed purchasers and the conduit purchasers for their participation in the facility.
     The Receivables Facility is accounted for as a secured borrowing, resulting in the funding and related receivables being shown as liabilities and assets, respectively, on Hanesbrands’ consolidated balance sheet and the costs associated with the Receivables Facility being recorded as interest expense.
     From time to time, the financial institutions party to the Receivables Purchase Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Hanesbrands and its affiliates for which they have received, and will receive, customary fees and expenses. JPMorgan Chase Bank, N.A. or its affiliates and HSBC Bank USA, National Association or its affiliates currently act as members of the lending syndicate under Hanesbrands’ senior secured credit facility.
     Hanesbrands will file a copy of the Receivables Purchase Agreement with our next periodic report filed with the SEC.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Please see the disclosure contained under Item 1.01 above, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 3, 2007	HANESBRANDS INC.

	By:	/s/ E. Lee Wyatt Jr.

E. Lee Wyatt Jr. Executive Vice President, Chief Financial Officer